Exhibit 107

Calculation of Fee Filing Tables

Form S-3

(Form Type)

Stoke Therapeutics, Inc.

(Exact name of Registration as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common stock, par value $0.0001 per share	457(o)
	Equity	Preferred stock, par value $0.0001 per share	457(o)
	Debt	Debt securities	457(o)
	Other	Warrants	457(o)
	Other	Subscription Rights	457(o)
	Other	Units	457(o)
	Unallocated (Universal) Shelf	—	457(o)	$158,632,167(1)	N/A(2)	$158,632,167	$0.0000927	$14,706

Carry Forward Securities

Carry Forward Securities	Equity	Common stock, par value $0.0001 per share	415(a)(6)
	Equity	Preferred stock, par value $0.0001 per share	415(a)(6)
	Debt	Debt securities	415(a)(6)
	Other	Warrants	415(a)(6)
	Other	Subscription Rights	415(a)(6)
	Other	Units	415(a)(6)
	Unallocated (Universal) Shelf	—	415(a)(6)	$241,367,833(1)	N/A(2)	$241,367,833	$0.0001298		S-3	333-239801	July 20, 2020	$31,330

	Total Offering Amounts					$400,000,000(3)

	Total Fees Previously Paid					—

	Total Fee Offsets					—

	Net Fee Due					$14,706

(1)

There is being registered hereunder an unspecified number of shares of (a) common stock, (b) preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the Registrant, (e) subscription rights to purchase common stock, preferred stock or debt securities of the Registrant, and (f) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $400,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)

The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

The $400,000,000 of securities registered pursuant to this registration statement includes $241,367,833 of securities (the “Unsold Securities”) registered pursuant to the Registration Statement on Form S-3 (No. 333-239801), which became effective on July 20, 2020. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities.